Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Rocket Lab USA, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share	Other(2)	28,529,464(3)	$3.88(2)	$110,694,320.32	0.00011020	$12,198.51
Total Offering Amounts					$110,694,320.32		$12,198.51
Total Fees Previously Paid							—
Total Fee Offsets(4)							—
Net Fee Due							$12,198.51

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Common Stock, par value $0.0001 per share (“Common Stock”) of Rocket Lab USA, Inc. (the “Registrant”) that become issuable under the Registrant’s 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.88 per share, which is the average of the high and low prices of Common Stock on March 20, 2023, as reported on the Nasdaq Global Select Market.

(3) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2021 Plan on January 1, 2023 pursuant to “evergreen” provisions contained in the 2021 Plan and the ESPP. Pursuant to such provision, the number of shares reserved for issuance automatically increases on January 1 for (a) the 2021 Plan in an amount equal to the lesser of (i) five percent (5%) of outstanding shares issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of shares as approved by the Administrator and (b) the ESPP in an amount equal to the lesser of (i) 9,980,000 shares of Common Stock, (ii) one percent (1%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of shares of Common Stock as determined by the Administrator.

(4) The Registrant does not have any fee offsets.